Exhibit 99.1
March 13, 2025
Blade Air Mobility Announces Fourth Quarter 2024 Results

•Full-year net loss improved by $28.8 million versus the prior year to $(27.3) million in FY 2024; Adjusted EBITDA improved by $17.8 million versus the prior year to $1.2 million in FY 2024(1)
•Full-year Passenger Segment Adjusted EBITDA of $3.6 million in 2024 represents an $8.6 million increase versus the prior year
•Q4 revenue increased 14.5% versus the prior year to $54.4 million in 2024. Excluding Canada, which we exited in August 2024, revenue increased 22.1% versus the prior year period(1)
•Net loss improved by $24.1 million versus the prior year to $(9.8) million in Q4 2024; Adjusted EBITDA improved by $4.9 million versus the prior year to $(0.4) million in Q4 2024(1)
•Medical Segment Adjusted EBITDA improved 119.6% to $5.5 million in Q4 2024 versus the prior year
•Reaffirming guidance for double-digit millions of Adjusted EBITDA in 2025(2)
NEW YORK — (March 13, 2025) — Blade Air Mobility, Inc. (Nasdaq: BLDE, "Blade" or the "Company"), today announced financial results for the fourth quarter ended December 31, 2024.

GAAP FINANCIAL RESULTS
(in thousands except percentages, unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2024	2023		% Change	2024	2023		% Change
Revenue	$54,357	$47,478		14.5%	$248,693	$225,180		10.4%
Cost of revenue	$41,768	$38,468		8.6%	$189,774	$183,058		3.7%
Software development	743	988		(24.8)%	3,184	4,627		(31.2)%
General and administrative	18,954	41,242		(54.0)%	81,711	95,174		(14.1)%
Selling and marketing	1,264	2,413		(47.6)%	7,950	10,438		(23.8)%
Total operating expenses	$62,729	$83,111		(24.5)%	$282,619	$293,297		(3.6)%
Loss from operations	$(8,372)	$(35,633)		(76.5)%	$(33,926)	$(68,117)		(50.2)%
Net loss	$(9,793)	$(33,941)		(71.1)%	$(27,307)	$(56,076)		(51.3)%

Gross profit	$9,026	$4,105		119.9%	$40,652	$22,458		81.0%
Gross margin	16.6%	8.6%	800	bps	16.3%	10.0%	630	bps

(1) See "Use of Non-GAAP Financial Measures" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.
(2) We have not reconciled the forward-looking Adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

NON-GAAP(1) FINANCIAL RESULTS
(in thousands except percentages, unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2024	2023	Change		2024	2023		% Change
Revenue	$54,357	$47,478	14.5%		$248,693	$225,180		10.4%
Cost of revenue	41,768	38,468	8.6%		189,774	183,058		3.7%
Flight Profit	12,589	9,010	39.7%		58,919	42,122		39.9%
Flight Margin	23.2%	19.0%	418	bps	23.7%	18.7%	499	bps
Adjusted SG&A	13,618	14,338	(5.0)%		59,388	58,989		0.7%
Depreciation included in cost of revenue	642	80	NM(2)		1,674	234		NM(2)
Adjusted EBITDA	$(387)	$(5,248)	(92.6)%		$1,205	$(16,633)		NM(2)
Adjusted EBITDA as a percentage of Revenue	(0.7)%	(11.1)%	1,034	bps	0.5%	(7.4)%		NM(2)
Passenger Adjusted EBITDA	$(156)	$(2,635)	(94.1)%		$3,568	$(4,988)		NM(2)
Medical Adjusted EBITDA	$5,502	$2,505	119.6%		$19,286	$10,754		79.3%
Adjusted unallocated corporate expenses and software development	$(5,733)	$(5,118)	12.0%		$(21,649)	$(22,399)		(3.3)%
(1) See "Use of Non-GAAP Financial Measures" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.
(2) Not meaningful.

"As promised, we are pleased to deliver our first full-year of Adjusted EBITDA profitability as significant revenue growth and margin expansion in both Medical and Passenger drove a $17.8 million year-over-year improvement in our Adjusted EBITDA in 2024," said Rob Wiesenthal, Blade's Chief Executive Officer. "This important profitability milestone comes as we continued our rapid growth with revenue excluding Canada increasing 22.1% in Q4 2024 versus the prior year period and is only the first step in our plan to generate multi-year, compounding growth in Free Cash Flow and Adjusted EBITDA."

Wiesenthal added, "While we continue to drive further cost efficiencies in our Passenger business, we remain laser focused on maximizing growth in Urban Air Mobility products such as our New York City airport transfer service, which saw high-teens year-over-year revenue expansion in Q4. Services like Blade Airport are key to accelerating and de-risking our planned shift from helicopters to eVTOL. This combination of revenue growth and cost efficiencies enabled us to improve on our achievement of positive trailing twelve month Passenger Segment Adjusted EBITDA last quarter, more than a year ahead of our target, by posting $3.6 million of Passenger Segment Adjusted EBITDA for the full-year 2024, a $8.6 million increase versus the prior year."

"We have successfully positioned both the Medical and Passenger businesses to benefit from improved economies of scale, driven by our aircraft investments and additional capacity purchase agreements that enable us to use our increasing volumes to drive margin expansion," said Will Heyburn, Chief Financial Officer. "Our 119.6% year-over-year improvement in Medical Segment Adjusted EBITDA this quarter, on 13.7% revenue growth, highlights the benefits of this strategy."

Heyburn added, "We're also pleased to report that Q4 2024 was our first quarter with Medical Segment Adjusted EBITDA margins above our 15% near-term target. Though this metric will show lumpiness quarter-to-quarter driven by aircraft maintenance schedules and overall trip volumes, we're happy to be able to demonstrate the attainability of this goal earlier than expected."

"Early results following our European restructuring have been very encouraging with strong year-over-year revenue growth and solid profitability improvement in the winter ski season to-date," said Melissa Tomkiel, President. "In Medical, our aircraft investments continue to provide much more than just financial benefits, illustrated by our expected launch with two new transplant centers in April, following competitive processes that required direct aircraft ownership."

Fourth Quarter Ended December 31, 2024 Financial Highlights
▪Total revenue increased 14.5% to $54.4 million in the current quarter versus $47.5 million in the prior year period, driven primarily by growth in both our Passenger and Medical segments. Excluding Canada, which we exited in August 2024, revenue increased 22.1%, versus the prior year period.
▪Flight Profit(1) increased 39.7% to $12.6 million in the current quarter versus $9.0 million in the prior year period, driven by strong growth in both the Medical and Passenger segments.
▪Flight Margin(1) improved to 23.2% in the current quarter from 19.0% in the prior year period. Passenger Flight Margin expansion was driven by margin improvements in Short Distance and Jet & Other Passenger, along with our exit from Canada. In Medical, Flight Margin expansion was primarily driven by our aircraft capacity strategy.
▪Medical revenue increased 13.7% to $36.4 million in the current quarter versus $32.0 million in the prior year period. The increase in Air revenue was primarily driven by trip volume partially offset by a reduction in block hours per trip as we increased the size of our dedicated fleet and positioned aircraft closer to our customers, reducing repositioning cost while improving our ability to react quickly. Ground and TOPS, our organ matching service, grew faster than the Medical segment average.

(1) See "Use of Non-GAAP Financial Measures" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.

▪Short Distance revenue decreased 14.7% to $9.1 million in the current quarter versus $10.7 million in the prior year period. Excluding Canada, which we exited in August 2024, Short Distance revenue increased 17.7%(1) versus the prior year period. The increase was primarily driven by Leisure, Other Short Distance and New York Airport.
▪Jet and Other revenue increased 84.7% to $8.8 million in the current quarter versus $4.8 million in the prior year period primarily driven by higher flight volumes.
▪Net loss improved by $24.1 million versus the prior year to $(9.8) million in the current quarter driven primarily by a $27.3 million improvement in loss from operations partially offset by other non-operating income and income taxes.
▪Adjusted EBITDA(1) increased by $4.9 million year-over-year to $(0.4) million in the current quarter versus $(5.2) million in the prior year period primarily due to a $3.0 million improvement in Medical Segment Adjusted EBITDA and a $2.5 million increase in Passenger Segment Adjusted EBITDA in the quarter partially offset by an increase in Adjusted Unallocated Corporate Expenses and Software Development.
▪Operating Cash Flow increased by $7.6 million to $(1.8) million in the current quarter. Capital expenditures of $5.0 million were driven primarily by the $3.2 million purchase of aircraft in the Medical segment. Free Cash Flow, Before Aircraft Acquisitions, which is net of all capital expenditures, including aircraft maintenance expenses, but excludes the impact of aircraft acquisitions, increased by $5.8 million to $(3.6) million in the current quarter.
▪Ended FY 2024 with $127.1 million in cash and short term investments.

Business Highlights and Recent Updates
▪In Medical, we owned nine aircraft at the end of December 2024 and our tenth aircraft entered service in February 2025. We continue to expect that our owned fleet will represent approximately one third of our Medical flight hours in 2025, with the majority of flight hours remaining on third-party aircraft.
▪Our organ placement service offering ("TOPS") ended the year with six contracted customers and a strong sales pipeline.
▪We announced an alliance with Skyports Infrastructure to launch a pilot program that will expand Blade’s existing by-the-seat helicopter transfer service, connecting the Downtown Manhattan Heliport and John F. Kennedy International Airport (“JFK”), starting in April of this year.
▪In March, Blade introduced a new mobile app that offers an enhanced user experience, easy flight booking, flexible payment options, trip management functionality and many more features.

Financial Outlook(2)
For the full year 2025, we expect:
▪Revenue of $245-265 million
▪Double-digit Adjusted EBITDA

Conference Call
The Company will conduct a conference call starting at 8:00 a.m. ET on Thursday March 13, 2025 to discuss the results for the fourth quarter ended December 31, 2024.
A live audio-only webcast of the call may be accessed from the Investor Relations section of the Company’s website at https://ir.blade.com/. An archived replay of the call will be available on the Investor Relations section of the Company's website for one year.
(1) See "Use of Non-GAAP Financial Measures" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.
(2) We have not reconciled the forward-looking Adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Use of Non-GAAP Financial Information
Blade believes that the non-GAAP measures discussed below, viewed in addition to and not in lieu of our reported U.S. Generally Accepted Accounting Principles ("GAAP") results, provide useful information to investors by providing a more focused measure of operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA, Adjusted Unallocated Corporate Expenses, SG&A, Adjusted SG&A, Flight Profit, Flight Margin, Free Cash Flow and Free Cash Flow, before Aircraft Acquisitions and revenue excluding the impact of Canada have been reconciled to the nearest GAAP measure in the tables within this press release.

Adjusted EBITDA – Blade reports Adjusted EBITDA, which is a non-GAAP financial measure. Blade defines Adjusted EBITDA as net loss adjusted to exclude depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, interest income and expense, income tax, realized gains and losses on short-term investments, impairment of intangible assets and certain other non-recurring items that management does not believe are indicative of ongoing Company operating performance and would impact the comparability of results between periods.

Adjusted Unallocated Corporate Expenses – Blade defines Adjusted Unallocated Corporate Expenses as expenses that cannot be allocated to either of our reporting segments (Passenger and Medical) and therefore attributable to our Corporate expenses and software development, less non-cash items and certain other non-recurring items that management does not believe are indicative of ongoing Company operating performance and would impact the comparability of results between periods.

SG&A and Adjusted SG&A – Blade defines SG&A as total operating expenses excluding cost of revenue. Blade defines Adjusted SG&A as total operating expenses excluding cost of revenue and excluding non-cash items and certain other non-recurring items that management does not believe are indicative of ongoing Company operating performance and would impact the comparability of results between periods.

Flight Profit and Flight Margin – Blade defines Flight Profit as revenue less cost of revenue. Cost of revenue consists of flight costs paid to operators of aircraft and vehicles, landing fees, depreciation of aircraft and vehicles, operating lease cost, internal costs incurred in generating organ ground transportation revenue using the Company's owned vehicles and costs of operating our owned aircraft including fuel, management fees paid to the operator, maintenance costs and pilot salaries. Blade defines Flight Margin for a period as Flight Profit for the period divided by revenue for the same period. Blade believes that Flight Profit and Flight Margin provide an important measure of the profitability of the Company's flight and ground operations, as they focus solely on the non-discretionary direct costs associated with those operations such as third-party variable costs and costs of owning and operating Blade's owned aircraft.

Free Cash Flow and Free Cash Flow, before Aircraft Acquisitions – Blade defines Free Cash Flow as net cash provided by / (used in) operating activities less capital expenditures and capitalized software development costs. Blade also reports Free Cash Flow, before Aircraft Acquisitions, which is Free Cash Flow excluding cash outflows for aircraft acquisitions. Blade believes that Free Cash Flow and Free Cash Flow, before Aircraft Acquisitions provide important insights into the cash-generating capability of the business, with Free Cash Flow, before Aircraft Acquisition specifically highlighting the cash generated by our core operations before the impact of discretionary strategic investments in new aircraft.

We have also shown revenue and Short Distance revenue excluding the impact of Canada in this release. These amounts reflect total revenue and short distance revenue, respectively, excluding the activity in Canada in both the current and the prior year periods. The Company discontinued its operations in Canada on August 31, 2024. Management believes that presenting this information enhances the comparability of results between periods.

Financial Results

BLADE AIR MOBILITY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data, unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$18,378	$27,873
Restricted cash	1,269	1,148
Accounts receivable, net of allowance of $112 and $98 at December 31, 2024 and December 31, 2023, respectively	21,591	21,005
Short-term investments	108,757	138,264
Prepaid expenses and other current assets	10,747	17,971
Total current assets	160,742	206,261

Non-current assets:
Property and equipment, net	30,918	2,899
Intangible assets, net	13,653	20,519
Goodwill	41,050	40,373
Operating right-of-use asset	8,876	23,484
Other non-current assets	1,436	1,402
Total assets	$256,675	$294,938

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$12,766	$23,859
Deferred revenue	6,656	6,845
Operating lease liability, current	3,304	4,787
Total current liabilities	22,726	35,491

Non-current liabilities:
Warrant liability	5,808	4,958
Operating lease liability, long-term	6,018	19,738
Deferred tax liability	185	451
Total liabilities	34,737	60,638

Stockholders' Equity
Preferred stock, $0.0001 par value, 2,000,000 shares authorized; no shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	—	—
Common stock, $0.0001 par value; 400,000,000 authorized; 79,419,028 and 75,131,425 shares issued at December 31, 2024 and December 31, 2023, respectively	7	7
Additional paid in capital	407,076	390,083
Accumulated other comprehensive income	1,753	3,964
Accumulated deficit	(186,898)	(159,754)
Total stockholders' equity	221,938	234,300

Total Liabilities and Stockholders' Equity	$256,675	$294,938

BLADE AIR MOBILITY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$54,357	$47,478	$248,693	$225,180

Operating expenses
Cost of revenue	41,768	38,468	189,774	183,058
Software development	743	988	3,184	4,627
General and administrative	18,954	41,242	81,711	95,174
Selling and marketing	1,264	2,413	7,950	10,438
Total operating expenses	62,729	83,111	282,619	293,297

Loss from operations	(8,372)	(35,633)	(33,926)	(68,117)

Other non-operating income (expense)
Interest income	1,590	2,264	7,214	8,442
Change in fair value of warrant liabilities	(3,116)	(1,698)	(850)	2,125
Realized gain from sales of short-term investments	—	103	—	8
Total other non-operating (expense) income	(1,526)	669	6,364	10,575

Loss before income taxes	(9,898)	(34,964)	(27,562)	(57,542)

Income tax benefit	(105)	(1,023)	(255)	(1,466)

Net loss	$(9,793)	$(33,941)	$(27,307)	$(56,076)

BLADE AIR MOBILITY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cash Flows From Operating Activities:
Net loss	$(9,793)	$(33,941)	$(27,307)	$(56,076)
Adjustments to reconcile net loss to net cash and restricted cash used in operating activities:
Depreciation and amortization	1,530	1,806	5,962	7,111
Stock-based compensation	4,526	3,153	19,893	12,501
Change in fair value of warrant liabilities	3,116	1,698	850	(2,125)
Excess of lease liability over operating right-of-use assets	—	—	(123)	—
Gain on lease modification	(547)	—	(622)	—
Accretion of interest income on held-to-maturity securities	(870)	(1,803)	(3,990)	(6,519)
Deferred tax benefit	(105)	(1,023)	(255)	(1,466)
Impairment of intangible assets	—	20,753	5,759	20,753
Bad debt expense	167	(8)	335	163
Other (1)	(6)	(55)	(12)	46
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(1,960)	(4,928)	6,352	(6,032)
Accounts receivable	2,613	125	(998)	(10,254)
Other non-current assets	(562)	12	(70)	4
Operating right-of-use assets/lease liabilities	83	(42)	164	379
Accounts payable and accrued expenses	(2)	4,963	(8,338)	9,049
Deferred revenue	58	(30)	(119)	117
Net cash used in operating activities	(1,752)	(9,320)	(2,519)	(32,349)

Cash Flows From Investing Activities:
Acquisitions, net of cash acquired	—	—	(2,230)	—
Capitalized software development costs	(459)	—	(2,119)	—
Investment in joint venture	—	(39)	—	(39)
Purchase of property and equipment	(4,583)	(24)	(30,875)	(2,109)
Proceeds from disposal of property and equipment	7	138	13	138
Purchase of short-term investments	—	—	—	(135)
Proceeds from sales of short-term investments	—	—	—	20,532
Purchase of held-to-maturity investments	(489)	—	(143,255)	(265,835)
Proceeds from maturities of held-to-maturity investments	9,500	—	177,450	264,537
Net cash provided by / (used in) investing activities	3,976	75	(1,016)	17,089

Cash Flows From Financing Activities:
Proceeds from the exercise of common stock options	44	7	168	70
Taxes paid related to net share settlement of equity awards	(3,918)	(30)	(5,683)	(146)
Repurchase and retirement of common stock	—	—	(244)	—
Net cash used in financing activities	(3,874)	(23)	(5,759)	(76)

Effect of foreign exchange rate changes on cash balances	(109)	15	(80)	(66)
Net decrease in cash and cash equivalents and restricted cash	(1,759)	(9,253)	(9,374)	(15,402)
Cash and cash equivalents and restricted cash - beginning	21,406	38,274	29,021	44,423
Cash and cash equivalents and restricted cash - ending	$19,647	$29,021	$19,647	$29,021

Reconciliation to consolidated balance sheets
Cash and cash equivalents	$18,378	$27,873	$18,378	$27,873
Restricted cash	1,269	1,148	1,269	1,148
Total cash, cash equivalents and restricted cash	$19,647	$29,021	$19,647	$29,021

(1) Prior year amounts have been updated to conform to current period presentation.

Key Metrics and Non-GAAP Financial Information

DISAGGREGATED REVENUE BY PRODUCT LINE
(in thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Passenger segment
Short Distance	$9,133	$10,703	$72,203	$70,700
Jet and Other	8,836	4,784	29,673	27,876
Total	$17,969	$15,487	$101,876	$98,576

Medical segment
MediMobility Organ Transport	$36,388	$31,991	146,817	126,604
Total	$36,388	$31,991	$146,817	$126,604

Total Revenue	$54,357	$47,478	$248,693	$225,180

IMPACT OF FORMER OPERATIONS IN CANADA ON REPORTED REVENUE
(in thousands except percentages, unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2024	2023	% Change		2024	2023	% Change
Revenue	$54,357	$47,478	14.5%		$248,693	$225,180	10.4%
Canada revenue	—	(2,942)			(6,384)	(10,474)
Revenue excluding Canada	$54,357	$44,536	22.1%		$242,309	$214,706	12.9%

Short Distance	$9,133	$10,703	(14.7)%		$72,203	$70,700	2.1%
Canada revenue	—	(2,942)			(6,384)	(10,474)
Short Distance Revenue excluding Canada	$9,133	$7,761	17.7%	$—	$65,819	$60,226	9.3%

SEGMENT INFORMATION: REVENUE, FLIGHT PROFIT, FLIGHT MARGIN, ADJUSTED EBITDA WITH RECONCILIATION TO TOTAL ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Passenger Revenue	$17,969	$15,487	$101,876	$98,576
Medical Revenue	36,388	31,991	146,817	126,604
Total Revenue	$54,357	$47,478	$248,693	$225,180

Passenger Flight Profit	$4,123	$2,580	$25,878	$19,444
Medical Flight Profit	8,466	6,430	33,041	22,678
Total Flight Profit	$12,589	$9,010	$58,919	$42,122

Passenger Flight Margin	22.9%	16.7%	25.4%	19.7%
Medical Flight Margin	23.3%	20.1%	22.5%	17.9%
Total Flight Margin	23.2%	19.0%	23.7%	18.7%

Passenger Adjusted EBITDA	$(156)	$(2,635)	$3,568	$(4,988)
Medical Adjusted EBITDA	5,502	2,505	19,286	10,754
Adjusted unallocated corporate expenses and software development	(5,733)	(5,118)	(21,649)	(22,399)
Total Adjusted EBITDA	$(387)	$(5,248)	$1,205	$(16,633)

LAST TWELVE MONTHS PASSENGER ADJUSTED EBITDA
(in thousands, unaudited)

		Three Months Ended
	Last Twelve Months	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Passenger Adjusted EBITDA	$3,568	$(156)	$5,593	$782	$(2,651)

SEATS FLOWN - ALL PASSENGER FLIGHTS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Seats flown – all passenger flights(1)	16,661	17,977	94,733	95,781
(1) We discontinued our operations in Canada on August 31, 2024. As a result, the Seats Flown metric above excludes activity in Canada for the years ended December 31, 2024, and 2023. The Seats Flown in Canada totaled nil and 15,251 for the three months ended December 31, 2024 and 2023, respectively and 36,465 and 55,924 for the years ended December 31, 2024 and 2023, respectively.

REVENUE, FLIGHT PROFIT, FLIGHT MARGIN, ADJUSTED SG&A, ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$54,357	$47,478	$248,693	$225,180
Flight Profit	12,589	9,010	58,919	42,122
Flight Margin	23.2%	19.0%	23.7%	18.7%
Adjusted SG&A	13,618	14,338	59,388	58,989
Adjusted SG&A as a percentage of revenue	25.1%	30.2%	23.9%	26.2%
Depreciation included in Flight Profit	642	80	1,674	234
Adjusted EBITDA	$(387)	$(5,248)	$1,205	$(16,633)
Adjusted EBITDA as a percentage of revenue	(0.7)%	(11.1)%	0.5%	(7.4)%

RECONCILIATION OF REVENUE LESS COST OF REVENUE TO FLIGHT PROFIT AND GROSS PROFIT
(in thousands except percentages, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$54,357	$47,478	$248,693	$225,180
Less:
Cost of revenue(1)	41,768	38,468	189,774	183,058
Depreciation and amortization(2)	653	1,619	3,422	6,361
Stock-based compensation	36	69	185	193
Other(3)	2,874	3,217	14,660	13,110
Gross Profit	$9,026	$4,105	$40,652	$22,458
Gross Margin	16.6%	8.6%	16.3%	10.0%

Gross Profit	$9,026	$4,105	$40,652	$22,458
Reconciling items:
Depreciation and amortization(2)	653	1,619	3,422	6,361
Stock-based compensation	36	69	185	193
Other(3)	2,874	3,217	14,660	13,110
Flight Profit	$12,589	$9,010	$58,919	$42,122
Flight Margin	23.2%	19.0%	23.7%	18.7%
(1) Cost of revenue consists of flight costs paid to operators of aircraft and vehicles, landing fees, depreciation of aircraft and vehicles, operating lease cost, internal costs incurred in generating organ ground transportation revenue using the Company's owned vehicles and costs of operating our owned aircraft including fuel, management fees paid to the operator, maintenance costs and pilot salaries.
(2) Real estate depreciation and intangibles amortization included within general and administrative.
(3) Other costs include credit card processing fees, direct staff costs (primarily customer facing, logistics and coordination personnel), commercial costs and establishment costs.

RECONCILIATION OF TOTAL OPERATING EXPENSES TO ADJUSTED SG&A
(in thousands except percentages, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$54,357	$47,478	$248,693	$225,180

Total operating expenses	62,729	83,111	282,619	293,297
Subtract:
Cost of revenue	41,768	38,468	189,774	183,058
SG&A	$20,961	$44,643	$92,845	$110,239
SG&A as percentage of Revenue	38.6%	94.0%	37.3%	49.0%
Adjustments to reconcile SG&A to Adjusted SG&A
Subtract:
Depreciation and amortization included in SG&A	888	1,726	4,288	6,877
Stock-based compensation	4,561	3,153	19,995	12,501
Legal and regulatory advocacy fees(1)	1,286	46	1,713	686
Executive severance costs	—	182	140	447
SOX readiness costs	97	72	399	252
Contingent consideration compensation (earn-out)(2)	—	4,373	—	9,734
M&A transaction costs	72	—	241	—
Impairment of intangible assets	—	20,753	5,759	20,753
Gain on lease modification	(519)	—	(519)	—
Restructuring costs(3)	958	—	1,441	—
Adjusted SG&A	$13,618	$14,338	$59,388	$58,989
Adjusted SG&A as percentage of Revenue	25.1%	30.2%	23.9%	26.2%
(1) Includes legal advocacy fees that we do not consider representative of legal and regulatory advocacy costs that we will incur from time to time in the ordinary course of our business. For the three months and year ended December 31, 2024, these costs primarily related to the Drulias lawsuit and to the proposed restrictions at East Hampton Airport. For the three months and year ended December 31, 2023, these costs primarily relate to certain proposed restrictions at East Hampton Airport and potential operational restrictions on large jet aircraft at Westchester Airport.
(2) Represents contingent consideration in connection with the Trinity acquisition; 2023 was the last year subject to an earn-out payment.
(3) Includes severance, retention, legal and other one-time restructuring costs associated with a reorganization of Blade Europe and one-time termination fee of Blade Canada routes.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss	$(9,793)	$(33,941)	$(27,307)	$(56,076)

Depreciation and amortization	1,530	1,806	5,962	7,111
Stock-based compensation	4,561	3,153	19,995	12,501
Impairment of intangible assets	—	20,753	5,759	20,753
Change in fair value of warrant liabilities	3,116	1,698	850	(2,125)
Realized gain from sales of short-term investments	—	(103)	—	(8)
Interest income	(1,590)	(2,264)	(7,214)	(8,442)
Income tax benefit	(105)	(1,023)	(255)	(1,466)
Legal and regulatory advocacy fees(1)	1,286	46	1,713	686
Executive severance costs	—	182	140	447
SOX readiness costs	97	72	399	252
Contingent consideration compensation (earn-out)(2)	—	4,373	—	9,734
M&A transaction costs	72	—	241	—
Gain on lease modification	(519)	—	(519)	—
Restructuring costs(3)	958	—	1,441	—
Adjusted EBITDA	$(387)	$(5,248)	$1,205	$(16,633)
Revenue	$54,357	$47,478	$248,693	$225,180
Adjusted EBITDA as a percentage of Revenue	(0.7)%	(11.1)%	0.5%	(7.4)%
(1) Includes legal advocacy fees that we do not consider representative of legal and regulatory advocacy costs that we will incur from time to time in the ordinary course of our business. For the three months and year ended December 31, 2024, these costs primarily related to the Drulias lawsuit and to the proposed restrictions at East Hampton Airport. For the three months and year ended December 31, 2023, these costs primarily relate to certain proposed restrictions at East Hampton Airport and potential operational restrictions on large jet aircraft at Westchester Airport.
(2) Represents contingent consideration in connection with the Trinity acquisition; 2023 was the last year subject to an earn-out payment.
(3) ) Includes severance, retention, legal and other one-time restructuring costs associated with a reorganization of Blade Europe and one-time termination fee of Blade Canada routes.

RECONCILIATION OF NET CASH USED IN OPERATING ACTIVITIES TO FREE CASH FLOW AND FREE CASH FLOW BEFORE AIRCRAFT ACQUISITIONS
(in thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash used in operating activities	$(1,752)	$(9,320)	$(2,519)	$(32,349)
Capitalized software development costs	(459)	—	(2,119)	—
Purchase of property and equipment	(4,583)	(24)	(30,875)	(2,109)
Free Cash Flow	(6,794)	(9,344)	(35,513)	(34,458)
Aircraft Acquisition Capital Expenditures(1)	3,242	—	25,165	—
Free Cash Flow, before Aircraft Acquisitions	$(3,552)	$(9,344)	$(10,348)	$(34,458)
(1) Represents capital expenditures for aircraft acquisitions, excluding capitalized maintenance subsequent to initial acquisition.

LAST TWELVE MONTHS DISAGGREGATED REVENUE BY PRODUCT LINE
(in thousands, unaudited)

		Three Months Ended
	Last Twelve Months	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Product Line:
Short Distance	$72,203	$9,133	$32,352	$20,908	$9,810
Jet and Other	29,673	8,836	6,463	8,696	5,678
MediMobility Organ Transport	146,817	36,388	36,062	38,341	36,026
Total Revenue	$248,693	$54,357	$74,877	$67,945	$51,514

About Blade Air Mobility
Blade Air Mobility provides air transportation and logistics for hospitals across the United States, where it is one of the largest transporters of human organs for transplant, and for passengers, with helicopter and fixed wing services primarily in the Northeast United States and Southern Europe. Based in New York City, Blade's asset-light model, coupled with its exclusive passenger terminal infrastructure and proprietary technologies, is designed to facilitate a seamless transition from helicopters and fixed-wing aircraft to Electric Vertical Aircraft (“EVA” or “eVTOL”), enabling lower cost air mobility that is both quiet and emission-free.
For more information, visit www.blade.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and may be identified by the use of words such as "will", “anticipate”, “believe”, “could”, “continue”, “expect", “estimate”, “may”, “plan”, “outlook”, “future”, "target", and “project” and other similar expressions and the negatives of those terms. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Blade’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements concerning Blade’s future financial and operating performance (including the discussion of financial and liquidity outlook and guidance for 2025 and beyond), the composition and performance of its fleet, results of operations, industry environment and growth opportunities and new product lines and partnerships. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blade’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include: our continued incurrence of significant losses; failure of the markets for our offerings to grow as expected, or at all; our ability to effectively market and sell air transportation as a substitute for conventional methods of transportation; reliance on certain customers in our Passenger segment revenue; the inability or unavailability to use or take advantage of the shift, or lack thereof, to EVA technology; our ability to successfully enter new markets and launch new routes and services; any adverse publicity stemming from accidents involving small aircraft, helicopters or charter flights and, in particular, any accidents involving our third-party operators; any change to the ownership of our aircraft and the challenges related thereto; the effects of competition; harm to our reputation and brand; our ability to provide high-quality customer support; our ability to maintain a high daily aircraft usage rate; changes in consumer preferences, discretionary spending and other economic conditions; impact of natural disasters, outbreaks and pandemics, economic, social, weather, geopolitical, growth constraints, and regulatory conditions or other circumstances on metropolitan areas and airports where we have geographic concentration; the effects of climate change, including potential increased impacts of severe weather and regulatory activity; the availability of aircraft fuel; our ability to address system failures, defects, errors, or vulnerabilities in our website, applications, backend systems or other technology systems or those of third-party technology providers; interruptions or security breaches of our information technology systems; our placements within mobile applications; our ability to protect our intellectual property rights; our use of open source software; our ability to expand and maintain our infrastructure network; our ability to access additional funding; the increase of costs and risks associated with international expansion; our ability to identify, complete and successfully integrate future acquisitions; our ability to manage our growth; increases in insurance costs or reductions in insurance coverage; the loss of key members of our management team; our ability to maintain our company culture; our reliance on contractual relationships with certain transplant centers and Organ Procurement Organizations; effects of fluctuating financial results; our reliance on third-party operators; the availability of third-party operators; disruptions to third-party operators; increases in insurance costs or reductions in insurance coverage for our third-party aircraft operators; the possibility that our third-party aircraft operators may illegally, improperly or otherwise inappropriately operate our branded aircraft; our reliance on third-party web service providers; changes in our regulatory environment; risks and impact of any litigation we may be subject to; regulatory obstacles in local governments; the expansion of domestic and foreign privacy and security laws; the expansion of environmental regulations; our ability to remediate any material weaknesses or maintain internal controls over financial reporting; our ability to maintain effective internal controls and disclosure controls; changes in the fair value of our warrants; and other factors beyond our control. Additional factors can be found in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as filed with the U.S. Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Blade undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Contacts

For Investor Relations
Mathew Schneider
investors@blade.com

For Media Relations
Lee Gold
press@blade.com